UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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BOSTON THERAPEUTICS, INC.

(Name of Registrant As Specified In Its Charter)

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BOSTON THERAPEUTICS, INC.

354 Merrimack Street #4

Lawrence, MA 01843

603-935-9799

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Lawrence, Massachusetts
February 9, 2018

This information statement has been mailed on or about February 9, 2018 to the stockholders of record on January 9, 2018 (the “Record Date”) of Boston Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with certain actions to be taken by the written consent by stockholders holding a majority of the issued and outstanding voting power of the Company, dated as of January 9, 2018. The actions to be taken pursuant to the written consent shall be taken on or about March 1, 2018, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Carl W. Rausch
Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING VOTING POWER OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 9, 2018

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding voting power of the Company dated January 9, 2018 (the “Shareholder Vote Date”), in lieu of a special meeting of the stockholders. Such action will be taken on or about March 1, 2018:

●	To amend the Company’s Articles of Incorporation, (the “Articles of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company from 200,000,000 shares to 2,000,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 200,000,000 shares of Common Stock, of which 64,437,163 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The Company has designated 150,000 shares of its preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of $10. The Series A Preferred Stock is convertible into shares of the Company’s common stock by dividing the stated value by a conversion price of $0.10 per share. The Series A Preferred Stock have voting rights on an as converted basis. As of January 9, 2018, there are 55,000 shares of Series A Preferred Stock outstanding.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March 1, 2018.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Section 228 of the Delaware General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of the corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s voting power.

Shareholders holding a majority of the Company’s outstanding voting power voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before March 1, 2018. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company’s Common Stock from 200,000,000 to 2,000,000,000 shares of common stock.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Shareholder Vote Date that held in excess of fifty percent (50%) of the Company’s outstanding voting power voted in favor of the actions. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the action consisted of the vote of the holders of a majority of the voting power of the Company’s, each of whom is entitled to one vote per share and the Series A Preferred Stock which is entitled to vote on an as converted basis. As of the Shareholder Vote Date, 64,437,163 shares of Common Stock were issued and outstanding and 55,000 shares of Series A Preferred Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our outstanding voting power have voted in favor of the following actions:

●	TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION, (THE “ARTICLES OF INCORPORATION”) TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE “COMMON STOCK”), OF THE COMPANY FROM 200,000,000 SHARES TO 2,000,000,000 SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Shareholder Vote Date, is required for approval of the action. A majority of the outstanding voting power voted in favor of the action.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of January 9, 2018, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Carl W. Rausch ** (7)	9,000,000	12.26%
Conroy Chi-Heng Cheng ** (3)	2,058,600	3.19%
S. Colin Neill ** (4)	130,100	*
Harold S. Parnes (5) 1525 Voorhies Avenue Brooklyn, NY 11235	4,398,000	6.83%
CJY Holdings Limited (6) 7B Jonsim Place 288 Queens Road East Wanchai, Hong Kong	57,532,150	57.77%
All Officers and Directors as a Group (3 persons)	11,188,700	15.65%

* Less than 1% of the outstanding shares of common stock.

** Executive officer and/or director of the Company.

(1)           Unless otherwise stated, the business address for these individuals is 354 Merrimack Street, Lawrence, MA 01843.

(2)           Applicable percentage ownership is based on 64,437,163 shares of common stock outstanding as of January 9, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power for securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 9, 2018, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)           Includes 1,998,600 shares owned by Sugardown Co., LTD., a wholly-owned subsidiary of Advance Pharmaceutical Company Ltd. Conroy Chi-Heng Cheng, a director of Boston Therapeutics, Inc., exercises voting and investment control over these securities. Includes 60,000 shares issuable pursuant to an outstanding stock option currently exercisable.

(4)           Includes 130,000 shares issuable pursuant to an outstanding stock option currently exercisable.

(5)           Dr. Parnes beneficially owns 4,398,000 shares of common stock held directly. In addition, Dr. Parnes owns convertible promissory notes convertible into an aggregate of 2,800,000 shares of common stock at a conversion price of $0.075 per share and common stock purchase warrants to acquire an aggregate of 2,100,000 shares of common stock at $0.10 per share. Dr. Parnes owns 45,000 shares of Series A Preferred Stock that are convertible into 4,500,000 shares of common stock and Common Stock Purchase Warrants to acquire 9,000,000 shares of common stock at $0.15 per share. However, certain of the securities prohibit the holder from converting or exercising such instruments if the investor’s beneficial ownership were to exceed 4.99% of the Company’s outstanding shares of common stock.

(6)           Includes 22,382,470 shares of common stock, 5,583,320 shares issuable pursuant to outstanding warrants to purchase common stock currently exercisable and 29,566,360 shares issuable upon conversion of the Convertible Notes payable. Cheng Chi Him exercises voting and investment control over these securities.

(7)           Includes options to acquire 8,000,000 shares of common stock and 10,000 shares of Series A Preferred Stock that are convertible into 1,000,000 shares held by World Technology East II Limited, a company controlled by Mr. Rausch.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO

INCREASE OF AUTHORIZED SHARES

On January 9, 2018, the majority stockholders holding a majority of the voting power of the Company approved an amendment to the Company’s Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 200,000,000 to 2,000,000,000. The Company currently has authorized capital stock of 200,000,000 shares of Common Stock and approximately 64,437,163 shares of Common Stock are outstanding as of January 9, 2018. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of January 9, 2018, a total of 64,437,163 shares of the Company’s currently authorized 200,000,000 shares of Common Stock are issued and outstanding. The Company has also reserved an aggregate of 105,852,682 shares in connection with convertible notes, stock options, shares of Series A Preferred Stock and common stock purchase warrants. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the action, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Principal Stockholders.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018 and our annual report for the year ended December 31, 2016. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Boston Therapeutics, Inc.

354 Merrimack Street #4

Lawrence, MA 01843

As we obtained the requisite stockholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

By Order of the Board of Directors,

/s/ Carl W. Rausch

CEO and Director

Lawrence, Massachusetts

February 9, 2018